UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 2, 2015

NATIONAL GENERAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor
New York, New York 10038
(Address of principal executive offices) (zip code)
(212) 380-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On November 2, 2015, National General Holdings Corp. (the "Company") issued a press release announcing its results of operations for the third quarter ended September 30, 2015 and the scheduling of a conference call on November 3, 2015 with respect thereto. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed pursuant to instruction B.2 of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c)
On November 2, 2015, the Board of Directors (the “Board”) of the Company appointed Mr. Barry Karfunkel, age 35, to serve as President of the Company, a position that he previously held from 2010 through 2013 prior to the Company becoming a publicly listed company. Mr. Michael Karfunkel will continue in his positions as the Chief Executive Officer and Chairman of the Board of the Company, but will no longer also serve as President.
Mr. Barry Karfunkel, a director of the Company since 2010, has served as executive vice president and chief marketing officer of the Company since 2013 and was President from 2010 through 2013. He also serves as President and director of many of the Company’s subsidiaries. Mr. Barry Karfunkel is the son of Mr. Michael Karfunkel.

Item 9.01	Financial Statements And Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated November 2, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL GENERAL HOLDINGS CORP.

Date: November 2, 2015	By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary